EXHIBIT 10.44
TIME PROMISSORY NOTE
(Line of Credit)

US$39,130,000	As of October 27, 2008
          FOR VALUE RECEIVED, BioMimetic Therapeutics, Inc., a Delaware corporation (“Borrower”), hereby promises to pay on October 27, 2010 (the “Maturity Date”), to the order of Deutsche Bank AG, Cayman Islands Branch, or any of its designated affiliates (collectively, “Lender”), at its office located at 280 Park Avenue, New York, NY 10017 or such other office as Lender shall hereafter specify by notice to Borrower, the principal sum of Thirty Nine Million One Hundred Thirty Thousand U.S. Dollars (the “Maximum Amount”) or, if less, the then outstanding and unpaid principal amount of the Loan (as defined below), and to pay interest on the unpaid principal amount of the Loan from time to time outstanding until paid in full at the interest rates, at the times and in the manner provided for below.
     Section 1. Definitions. As used herein, the following terms shall have the following meanings:
     Borrowing Base has the meaning set forth in Section 2.1(c).
     Business Day means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, and when used in connection with a LIBO Rate Loan, then Business Day shall also exclude any day on which the London interbank market is closed.
     Collateral means the Collateral as defined in the Security Agreement.
     Event of Default has the meaning set forth in Section 10.
     Interest Period means as to any LIBO Rate Loan, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBO Rate Loan and ending one month thereafter.
     Lending Office means Lender’s office at 280 Park Avenue, New York, New York 10017, or such other domestic or foreign office as Lender may designate in writing from time to time to Borrower.
     LIBQ Rate means, with respect to any LIBO Rate Loan for any Interest Period, the rate at which U.S. dollar deposits of amounts comparable to the principal amount of such LIBO Rate Loan and for a maturity comparable to such Interest Period are offered by Lender (or any affiliate of Lender if no such Loan is offered by Lender) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. In the event reserves are required to be maintained against eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System), then the LIBO Rate shall be adjusted to a rate (rounded upwards to the nearest 1/100 of 1%) obtained by dividing the LIBO Rate by a number equal to one minus the stated maximum rate (expressed as a decimal) of all such reserves. LIBO Rate Loans shall be deemed to constitute eurocurrency funding.
     LIBO Rate Loan means that portion of the outstanding principal balance of the Loan bearing interest based on the LIBO Rate.

     Loan means the aggregate amount of all advances outstanding at any one time, made by Lender to Borrower pursuant to and evidenced by this Note, which shall not, at any time, exceed the Maximum Amount.
     Loan Documents means this Note, the Security Agreement, the SACA and any amendment, waiver, supplement or other modification to any of the foregoing.
     Maturity, Date has the meaning set forth in the introduction to this Note.
     Maximum Amount has the meaning set forth in the introduction of this Note.
     Notice of Borrowing has the meaning set forth in Section 2.1(a).
     Notice of Rate Election has the meaning set forth in Section 3.
     Prime Rate means the prime lending rate as announced by Lender (or any U.S. affiliate of Lender if no such rate is announced by Lender) from time to time as its prime lending rate, which rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the interest rate resulting from a change in the Prime Rate shall be effective on the effective date of each change in the prime lending rate.
     Prime Rate Loan means that portion of the outstanding principal balance of the Loan bearing interest based on the Prime Rate.
     Program Rate means any interest rate offered as part of: (a) a lending program offered by Lender or an affiliate wherein the loans are offered to all or substantially all institutional clients which are either (i) secured by illiquid auction rate securities purchased through the Lender or an affiliate, or (ii) designed to provide customers of Lender or its affiliates with liquidity for illiquid auction rate securities purchased through the Lender or an affiliate; or (b) a settlement with a state Attorney General or any regulatory body, including state, federal, or industry regulators such as the SEC, the North American Securities Administrators Association, or the Financial Industry Regulatory Authority (including any arbitration awards or settlements with third parties thereunder) which requires the Lender to offer a Program Rate to institutional customers who purchased illiquid auction rate securities from the Lender or its affiliates.
     Security Agreement means the Borrower Security and Pledge Agreement dated on or about the date of this Note made by Borrower to Lender as it may be amended or otherwise modified from time to time.
     SACA means the Securities Account Control Agreement dated on or about the date hereof among the Borrower, the Lender and Deutsche Bank Securities, Inc. as it may be amended or otherwise modified from time to time.
     Verbal Instructions has the meaning set forth in Section 2.1(b).
     Section 2.1. The Loan. (a) This Note evidences advances that Lender agrees to make to Borrower from time to time, subject to the provisions hereof and so long as no Event of Default has occurred and is continuing. Subject to the foregoing and the other terms and provisions hereof, Borrower may borrow and prepay, subject to Sections 5.6, 6.1 and 6.2 hereof, all or any part of the Loan, and reborrow same. To request a borrowing hereunder, Borrower shall deliver a notice of borrowing in the form of Exhibit A attached hereto (a “Notice of Borrowing”) to Lender prior to 11:00 a.m. (New York

City time) (x) on the Business Day of the date of such requested borrowing in case of Prime Rate Loans or Loans bearing interest at the Program Rate and (y) at least three Business Days before the date of such requested borrowing in case of LIBO Rate Loans. Each Notice of Borrowing shall be irrevocable by Borrower, and shall specify the principal amount of the advance requested to be made (which shall not, when taken together with all then outstanding advances of the Loan, exceed the lesser of (x) the Maximum Amount or (y) the Borrowing Base, nor shall any single borrowing be less than (i) $26,000 in case of the initial advance and (ii) in case of all subsequent advances, (x) $100,000 in case of Prime Rate Loans and (y) $250,000 in case of LIBO Rate Loans), the interest rate(s) applicable thereto, the date of borrowing (which shall be a Business Day). Lender may note on any internal records of Lender any advance so made and the interest rate applicable thereto, provided that the failure to make such notations shall not limit or affect Borrower’s obligations to pay all amounts owing hereunder as and when due whether upon the Maturity Date, acceleration or otherwise.
     (b) Lender may, in its sole discretion, act upon a telefaxed or telephonic request (collectively,“Verbal Instructions”) for a borrowing from an authorized representative of Borrower (or, without limitation, for repricing, payment or pay off instructions or any other instructions Lender may so accept). Lender may rely on, and act without liability upon the basis of, any Verbal Instructions believed by Lender in good faith to be given to, or received from Borrower (or any Borrower representative), whether or not Lender subsequently receives from Borrower confirmation thereof. In submitting a Verbal Instruction, Borrower accepts the risks of Verbal Instructions and hereby waives the right to dispute Lender’s record of the terms of such Verbal Instruction and waives any claims against Lender arising from such Verbal Instructions, except those claim(s) arising from Lender’s gross negligence or willful misconduct.
     (c) Without limiting Section 2.1(a), the Borrower may not obtain an advance hereunder to the extent that the outstanding Loan (and accrued interest) would exceed the product of the “Par Value” of the Collateral and the applicable “Maximum Advance Rates” therefor, each as set forth and/or as determined in accordance with Schedule D to the Security Agreement (the “Borrowing Base”).
     Section 2.2. Payments. All payments hereunder for principal, interest and other amounts shall be made in U.S. dollars and in immediately available funds, to the Lending Office no later than 12:00 noon New York City time on the date when due. Without in any way limiting Borrower’s obligations under this Note to make interest payments as and when due, Borrower hereby irrevocably authorizes Lender to deduct from an account, set forth on the signature page hereto, established by Borrower with Lender (or any affiliate of Lender) all payments of interest due under this Note, as and when the same shall become due hereunder.
     Section 3. Rate Election. Any portion of the Loan may bear interest, at Borrower’s option, based on the Prime Rate or the LIBO Rate or any Program Rate (if applicable), provided that (x) Lender shall not be required to make a LIBO Rate Loan unless Lender or its affiliates shall then be making loans based on the LIBO Rate to other customers and (y) with the exception of the initial advance which in accordance with Section 2.1(a) must be at least $26,000, any portion of the Loan which is to bear interest based on the Prime Rate shall be at least $100,000 and any portion of the Loan which is to bear interest based on the LIBO Rate shall be at least $250,000. To make a LIBO Rate election, Borrower shall give Lender, prior to 11:00 A.M. (New York City time), at least three Business Days (x) prior to the expiration of each Interest Period in case of LIBO Rate Loans and (y) prior to the proposed conversion date in case of Prime Rate Loans or Loans bearing interest at the Program Rate, written or telephonic notice of a LIBO Rate election (a “Notice of Rate Election”), which shall be irrevocable, shall specify which portion of the Loan for the next succeeding Interest Period shall be a LIBO Rate Loan. If Borrower fails to give a Notice of Rate Election when required, (x) that portion of the Loan bearing interest based on the LIBO Rate for which no Notice of Rate Election was given shall bear interest, from and after the expiry date of the then current Interest Period, based on the LIBO Rate for an Interest Period of one month and (y) that portion of the Loan bearing interest based on the Prime Rate or Program Rate for which no Notice of Rate Election was given shall bear interest, from and after the then current Interest Period, based on the Prime Rate or the Program Rate (as the case may be), until such time as Borrower shall give Lender a timely Notice of Rate Election therefor. Lender shall promptly provide Borrower notice of any Program Rates that its offers. Subject to Section 5.6 hereof, Borrower may elect a Program Rate with respect to any outstanding Loan by providing Lender written or telephonic notice thereof, which shall become effective three (3) Business Days following such notice.
     Section 4. Limitation on LIBQ Rate Loans. Notwithstanding anything to the contrary in this Agreement, no more than five LIBO Rate Loans shall be outstanding at any one time.
     Section 5.1. Interest.
          (a) Borrower agrees to pay interest in respect of the unpaid principal balance of any Prime Rate Loan outstanding from time to time, from the date of borrowing or conversion until the earlier of maturity (whether upon the Maturity Date, acceleration or otherwise) or payment in full, at a rate per annum (calculated for the days elapsed on the basis of a 360-day year) equal to the Prime Rate less 1.50%. Interest shall be payable monthly on the last Business Day of each calendar month, and on each date of repayment or prepayment of all or part of any Prime Rate Loan.
          (b) Borrower agrees to pay interest in respect of the unpaid principal balance of any LIBO Rate Loan outstanding from time to time, from the date of borrowing or conversion until the earlier of maturity (whether upon the Maturity Date, acceleration or otherwise) or payment in full, at a rate per annum (calculated for the days elapsed on the basis of a 360-day year) equal to the LIBO Rate plus 0.50%. Interest shall be payable on the last Business Day of each Interest Period, and on each date of repayment or prepayment of all or part of any LIBO Rate Loan.
          (c) Following maturity (whether upon the Maturity Date, acceleration or otherwise) or upon any Event of Default hereunder, interest shall accrue on the Loan in its entirety (and, to the extent permitted by applicable law, on any past due interest) at a rate per annum equal to (x) 2% plus (y) the higher of the interest rate then in effect or the Prime Rate, and shall be payable ON DEMAND. For purposes of this paragraph interest shall be calculated for the days elapsed on the basis of a 360 day year.
          (d) Notwithstanding anything contained herein to the contrary, Lender shall never be entitled to receive, collect or apply as interest on the Loan any amount in excess of the maximum rate of interest permitted to be charged by applicable law.
     Section 5.2. Interest Periods.
          (a) Any Interest Period which would otherwise expire on a day which is not a Business Day, shall expire on the next succeeding or preceding Business Day in accordance with the then current banking practice in the London interbank market.
          (b) Although Borrower, with Lender’s consent, may elect Interest Periods which may extend beyond the Maturity Date, if any such Interest Period shall be elected, Borrower understands and agrees that in no event shall the Maturity Date be extended by reason thereof and the Loan shall be due and payable on the Maturity Date (subject to acceleration upon the occurrence of an Event of Default) and Borrower shall also be obligated to compensate Lender for any losses as provided in Section 5.6 resulting therefrom. Any Interest Period for a LIBO Rate Loan which would otherwise expire on a day which is not a Business Day, shall expire on the next succeeding or preceding Business Day in accordance with the then current banking practice in the London interbank market.
     Section 5.3. Interest Rate Not Ascertainable, etc. In the event that Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) that on any date for determining the LIBO Rate, by reason of changes affecting the London interbank market, or Lender’s position therein, adequate and fair means do not exist for ascertaining the LIBO Rate, then in such event, Lender shall give telephonic notice to Borrower of such determination. Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, Lender shall not be required to make or maintain a LIBO Rate Loan.
     Section 5.4. Illegality. In the event that Lender shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on Borrower) at any time that compliance by Lender in good faith with any applicable law, rule, regulation or order, or any request, guideline, or directive (whether or not having the force of law) of any governmental authority, prohibits or restrains the making or continuance of any LIBO Rate Loan, then, in any such event, Lender shall give prompt telephonic notice to Borrower of such determination, whereupon: (i) Borrower’s right to request a LIBO Rate Loan shall be immediately suspended and (ii) that portion of the Loan bearing interest based on the LIBO Rate shall automatically and immediately convert to a Prime Rate Loan, or if applicable a Loan bearing interest at the Program Rate, as elected by Borrower and shall be subject to Section 5.6.
     Section 5.5. Increased Costs. If, by reason of the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements or regulations regarding capital adequacy) in or in the interpretation of any law or regulation, or the compliance with any guideline or request from any central bank or other governmental or quasi-governmental authority exercising supervisory authority over Lender or its holding company or their activities (whether or not having the force of law), (i) Lender or its holding company or Lending Office shall be subject to any tax, duty or other charge with respect to any portion of the Loan, or the basis of taxation of payments to Lender or its holding company or Lending Office of the principal of or interest on any portion of the Loan shall change (except for changes in the rate of tax on the overall net income of Lender or its holding company or Lending Office, imposed by the jurisdiction in which Lender’s principal office or its holding company’s principal office or its Lending Office is located); (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, deposit insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender or its Lending Office shall be imposed or deemed applicable or any other condition affecting any portion of the Loan shall be imposed on Lender or its Lending Office or the secondary eurodollar market; or (iii) Lender or its holding company or Lending Office is required to increase the amount of capital required to be maintained or the rate of return on capital to Lender, or its holding company or Lending Office, is reduced, and as a result of any of the foregoing there shall be any increase in the cost to Lender of making, funding or maintaining any portion of the Loan, or there shall be a reduction in the amount received or receivable by Lender or its holding company or Lending Office, or in the rate of return to Lender or its holding company or Lending Office, then Borrower shall from time to time, upon written notice from and demand by Lender pay to Lender within ten Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate Lender against such increased cost or diminished return. A certificate as to the amount required to compensate Lender, submitted to Borrower by Lender, shall, except for manifest error, be final, conclusive and binding for all purposes. The provisions of this Section shall survive repayment of the Loan and cancellation of this Note.
     Section 5.6. Loss Compensation. Borrower shall compensate Lender, upon its written request (which request shall, absent manifest error, be final, conclusive and binding upon Borrower), for all losses, expenses and liabilities (including, without limitation, any interest paid by Lender on funds borrowed by it to make or carry any LIBO Rate Loan to the extent not recovered by Lender in connection with the re-employment of such funds), which Lender may sustain: (i) if for any reason a conversion to, or a borrowing of, any LIBO Rate Loan does not occur on the date specified therefor in the relevant Notice of Rate Election or Notice of Borrowing, as the case may be, or (ii) if any repayment (or conversion) of a LIBO Rate Loan occurs on a date which is not the last day of the then current Interest Period whether, in the case of repayment, such repayment is voluntary or occurs for any other reason including demand, or whether, in the case of conversion, such conversion occurs for any reason specified in Section 5.4. The provisions of this section shall survive repayment of the Loan and the cancellation of this Note.
     Section 6.1. Payment of the Note Prior to the Maturity Date. Borrower may prepay the Loan, in whole or in part, without penalty or premium, provided that if there is a prepayment under this Section 6.1 of any LIBO Rate Loan on a day other than the last day of the then current Interest Period applicable thereto, Borrower shall compensate Lender therefor in accordance with Section 5.6 and provided further, that in no event shall any such prepayment result in (i) there being less than $100,000 outstanding at any one time on a Prime Rate Loan, or (ii) $250,000 outstanding at any one time on a LIBO Rate Loan. Borrower shall give Lender at least two Business Days’ irrevocable written or telephonic notice of any such prepayment, specifying the date and amount of such prepayment (which shall not be less than $100,000 in the case of a LIBO Rate Loan). The prepayment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount so paid, and all other amounts then due.
     Section 6.2. Mandatory Prepayment(s)and Repayment(s). In the event that any portion of the Collateral consisting of FFELP Guaranteed Student Loan Auction Rate Preferred Securities (ARS) or any non-FFELP Auction Rate Preferred Securities is or are redeemed, repurchased or sold for cash, then the cash proceeds of such redemption, repurchase or sale shall immediately be applied to reduce the outstanding principal and accrued unpaid interest on this Note if and to the extent required to cause the Loan to be in compliance with the Borrowing Base, and the balance of such cash proceeds shall be paid to Borrower unless an Event of Default shall then exist. In addition, the Maximum Amount of this Note shall be reduced by the principal amount of such prepayment or repayment. If there is a prepayment or repayment under this Section 6.2 of a LIBO Rate Loan on a day other than the last day of the then current Interest Period applicable thereto, Borrower shall compensate Lender therefor in accordance with Section 5.6.
     Section 7. Representations and Warranties. Borrower represents and warrants to Lender that: (i) Borrower is duly organized and validly existing in good standing under the laws of Borrower’s jurisdiction of formation, and is duly qualified in each jurisdiction where Borrower’s business or property so requires; (ii) the execution, delivery and performance by Borrower of this Note and any other agreement executed in connection herewith by Borrower do not and will not violate or conflict with any law, rule, regulation, judgment or order binding on Borrower or Borrower’s assets, or any agreement or instrument to which Borrower is a party or by which Borrower or Borrower’s assets are bound, and Borrower’s constituent documents; (iii) this Note and any other agreement executed in connection herewith by Borrower have been duly authorized and executed by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; (iv) no authorization, consent, approval or license from, or filing or registration with, any court, governmental agency, fiscal authority or public office is necessary in connection with the execution, delivery or performance by Borrower of this Note or any other agreement executed in connection herewith by Borrower, except such as have been taken or obtained and are in full force and effect; (v) except for governmental regulatory proceedings relating to the use and/or marketing approval of products manufactured by the Debtor, there are no pending or threatened investigations, actions, suits or proceedings against or affecting Borrower before any arbitrator, court, commission, bureau or other governmental agency or instrumentality, which (A) purports to affect the legality, validity or enforceability of this Note or the consummation of the transactions contemplated hereby or (B) could reasonably be expected to have a material adverse effect on the financial condition, operations, business, assets, or prospects of Borrower; (vi) the financial statements of Borrower previously delivered to Lender are true, correct and complete and fairly present the financial condition of Borrower as of the date thereof and there has been no material adverse change in the financial condition of Borrower between the date of the last financial statement of Borrower delivered to Lender and the date hereof (other than as a result of any change in the financial condition of Borrower resulting from a change in the treatment or value of the Collateral); (vii) Borrower is not (A) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended or (B) subject to any other law or regulation which purports to restrict or regulate Borrower’s ability to borrow money; (viii) Borrower is a corporation and those parties or party set forth opposite Borrower’s signature are authorized to act on behalf of the corporation; and (ix) Borrower is, and after giving effect to the incurrence of all obligations hereunder will be and will continue to be, solvent.
     Section 8. Affirmative Covenants. Borrower covenants and agrees with Lender that, so long as this Note remains in effect or any Loan is owing to Lender hereunder: (i) the proceeds of the Loan will be used by Borrower in accordance with any Federal Reserve Form U-l or G-3 executed by Borrower in connection with this Loan; (ii) without limiting the foregoing, the proceeds of the Loan will be used by Borrower for general purposes; (iii) Borrower will promptly notify Lender of the occurrence of any Event of Default hereunder in respect of the Loan; (iv) once per fiscal quarter Borrower shall deliver to Lender its quarterly financial statements (or with respect to a fiscal quarter ending on December 31, its annual financial statements) prepared in accordance with U.S. General Accounting Principles and consistent with the financial statements of Borrower previously delivered to Lender, certified to Lender by Borrower as true, correct and complete and accurately reflecting the financial condition of Borrower as of the date thereof; and (v) Borrower shall deliver to Lender such additional financial or other information as Lender may from time to time reasonably request.
     Section 9. Negative Covenants. [Intentionally Omitted]
     Section 10. Acceleration of Maturity of Obligations. Upon the occurrence of any of the following (each an “Event of Default”) with respect to Borrower:
(i)(A) failure to pay any principal amount owing hereunder when due, or (B) failure to pay any other amount owing hereunder within three (3) Business Days after any other such amount was due;
(ii) the dissolution, liquidation or suspension of its business;
(iii) failure to furnish financial information to Lender as required hereunder within ten (10) days following demand;
(iv) any representation made to Lender having been knowingly false or misleading in any material respect when made;
(v) default in the performance or observance of any covenant, agreement or obligation under this Note or any other contract, instrument or agreement (including the Security Agreement and the SACA) relating to the obligations evidenced hereby and the continuation of such default for thirty (30) days after written notice thereof is provided to Borrower (provided that such 30 day cure period and notice requirement shall not apply to any event or circumstance referred to in clauses (i) through (iii) and (v) through (viii) of this Section 10 or Paragraphs 3(b)(ii), 3(h) or 4 of the Security Agreement);

(vi) insolvency;
(vii) the commencement of any proceedings by or against Borrower under any bankruptcy, reorganization, arrangement of debt, insolvency, receivership, liquidation, dissolution or similar laws relating to the relief of debtors, or the making of an assignment for the benefit of creditors (provided that in the case of any involuntary proceedings brought against Borrower by a third party, such proceedings shall continue for sixty (60) days or more); or
(viii) an “Event of Default” under the Security Agreement;
then, and in any such event, (a) Lender may declare the principal of and interest on the Loan and all other amounts owing hereunder to be immediately due and payable, whereupon same shall become immediately due and payable without demand, provided, that if any event set forth in clause (vii) occurs, the Loan, interest and all other amounts shall become due and payable automatically without declaration by Lender; and (b) Lender shall have all the rights and remedies provided under law or equity including those of a secured party under the Uniform Commercial Code as in effect from time to time in the State of New York.
Without limiting the preceding paragraph, from and after the occurrence and continuation of an Event of Default, Lender shall have the right, at any time and from time to time, to audit the books and records of Borrower upon reasonable notice. In the event Lender exercises its right to audit Borrower’s books and records, Lender may, in its sole discretion, select an auditing firm. Borrower shall cooperate with Lender in connection with any such audit and shall reimburse Lender for the reasonable out of pocket costs of such audit.
     Section 11. Miscellaneous.
          (a) This Note shall be binding on Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower may not assign, transfer or delegate any of Borrower’s obligations or agreements hereunder. No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by Lender and Borrower. Lender may assign and/or participate this Note to any of its affiliates without Borrower’s consent.
          (b) Unless otherwise indicated, all notices, statements for interest and principal payments due and other communications in connection with this Note shall be in writing and shall be effective, if mailed, five days after deposit in the mails, postage prepaid; if sent by facsimile, when sent with a confirmation; if delivered by hand or courier, when delivered against a receipt; or if sent by overnight courier, on the next Business Day, in each case, to the address for such party set forth below. Either party may change its address for notices by written notice to the other, provided that any notice or any other communication delivered prior to receipt of the notice of a change of address shall be deemed effective as set forth above.
          (c) EACH OF BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF,HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. In any action or proceeding arising out of or relating to this Note, Borrower hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts in New York City, and agrees that effective service of process may be made on Borrower by mailing same to Borrower’s address set forth below. Lender may proceed against Borrower in any other applicable jurisdiction, and may serve process in any other manner permitted by applicable law. Borrower hereby irrevocably waives any objection Borrower may now or hereafter have to the laying of venue in the aforesaid courts, and any claim that any of the aforesaid courts is an inconvenient forum. To the extent that Borrower or Borrower’s property may have or hereafter acquire immunity, on the grounds of sovereignty or otherwise, from any judicial process in connection with this Note, Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any such immunity and agrees not to claim same. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction by suit on the judgment or in any other permitted manner. Borrower further agrees that any action or proceeding by Borrower against Lender in respect to any matters arising out of, or in any way relating to, this Note or the obligations of Borrower hereunder shall be brought only in the State and County of New York.
          (d) BORROWER WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, OR NOTICE OF DISHONOR IN CONNECTION WITH THIS NOTE. Borrower will indemnify and hold Lender harmless for, and pay in U.S. dollars, all liabilities, obligations, losses, claims damages, judgments, penalties, taxes, costs, fees and expenses of any kind or nature whatsoever (collectively, “Claims”) relating to or arising out of this Note or the Loan or the use thereof, including reasonable attorneys’ fees, incurred by Lender in connection with the enforcement of this Note by Lender and Claims arising by reason of any violation of Regulation U of the Board of Governors of the Federal Reserve System. Notwithstanding the foregoing, Borrower shall not indemnify Lender for any Claims resulting from Lender’s gross negligence or willful misconduct. This provision shall survive repayment of the Loan and cancellation of this Note and any Claim owed hereunder shall be payable on demand. Notwithstanding any provision to the contrary, the indemnification provided and any waiver set forth in this Agreement, the Security Agreement or the SACA shall not apply to any legal action between Lender and Borrower wherein Borrower asserts a right, claim or cause of action that existed prior to the execution hereof, provided, however, that Borrower hereby agrees not to raise, assert or otherwise interpose any defense, right of setoff, or counterclaim arising out of or relating to the sale of items of Collateral to the Borrower in any action or proceeding by Lender to enforce any of its rights, claims or causes of action hereunder or under the Security Agreement or the SACA or in respect hereof or thereof.
          (e) All payments hereunder shall be made without defense, setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto (collectively, “Taxes”), now or hereafter imposed, levied, collected,withheld or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount thereof, and such additional amounts as may be necessary so that each net payment received by Lender will not be less than the amount provided for herein. Borrower will furnish to Lender within 30 days after each payment of Taxes is due, originals or certified copies of tax receipts evidencing such payment. This provision shall survive repayment of the Loan and cancellation of this Note. Notwithstanding the foregoing, Borrower shall not be obligated for any Taxes arising solely as a result of any assignment by Lender hereunder to an affiliate.
          (f) Lender is hereby authorized at any time during the continuance of an Event of Default, and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender (or any affiliate of Lender) to or for the credit or the account of Borrower against any and all of the obligations of Borrower under this Note, whether or not Lender shall have made a demand under this Note. Lender agrees promptly to notify Borrower after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.The rights of Lender under this Section are in addition to any other rights and remedies (including,without limitation, other rights of setoff) that Lender may have.

          (g) If one or more security and pledge agreements and/or guaranties shall have been executed and delivered to Lender as security for Borrower’s obligations hereunder, this Note shall be entitled to the benefits of same. If this Note is signed by two or more parties as Borrower, they shall be jointly and severally liable hereunder, and the term “Borrower” as used herein shall mean the borrower parties hereto, and each of them. This Note may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          (h) Section headings are for convenience of reference and shall not be construed as part of this Note.
          (i) THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).
          (j) In the event the principal balance of the Loan, interest thereon and any other amount owed hereunder is not paid when due (whether upon the Maturity Date, acceleration or otherwise), Lender shall have all the rights and remedies provided under law or equity. No failure or delay by Lender in exercising any right or remedy and no course of dealing between Lender and Borrower shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof. All rights and remedies of Lender shall be cumulative and may be exercised singly or concurrently. No notice to or demand on Borrower shall entitle Borrower to any other or further notice or demand, or constitute a waiver of Lender’s rights.
          (k) Borrower represents and warrants to Lender that Borrower is not in violation of, and agrees with Lender that Borrower shall not hereafter violate, any laws, rules or regulations relating to terrorism or money laundering including the law commonly known as the U.S. Patriot Act and Borrower shall deliver to Lender any certification or other evidence, including evidence of identification, required by Lender to confirm compliance by Borrower with the provisions hereof.
          (l) This Note and the other Loan Documents represent the entire agreement of Borrower and Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

IN WITNESS WHEREOF, the party hereto has caused this Note to be duly executed and delivered as of the date first above written.

Borrower’s Address:	Biomimetic Therapeutics, Inc.

389-A Nichol Mill Lane
Franklin, TN	By:	/s/ Samuel E. Lynch

Attention: Larry Bullock, CFO	Name:	Samuel E. Lynch
Telephone No.: 615-236-4402	Title:	President & CEO
Facsimile No.: 615-236-4452

For purposes of Section 2.2. the account information is as follows:

Account Name: BioMimetic Therapeutics, Inc.
Account Number: 5XR 209589 at Deutsche Bank Securities Inc.

EXHIBIT A
NOTICE OF BORROWING
          Reference is made to that certain Time Promissory Note dated as of October             , 2008 (as it may be amended, the “Note”) made by the undersigned BioMimetic Therapeutics, Inc., a Delaware corporation (“Borrower”), to Deutsche Bank AG, Cayman Islands Branch, or any of its affiliates (collectively, “Lender”). Any capitalized term used herein without definition shall have the meaning set forth in the Note.
          This is the Notice of Borrowing being delivered in accordance with Section 2.1 of the Note. Borrower requests that Lender make an advance under the Note in the amount of $                      [minimum $26,000 for the initial advance and, for all subsequent advances, minimum of $250,000 for any LIBO Rate Loan and $100,000 for a Prime Rate Loan with increased increments of $100,000] to be advanced on                      [must be a Business Day] and that the proceeds be paid in accordance with the following wire instructions:
[                                           ]
Account #:
          The undersigned requests that the interest on the advance. Check one of the three interest options:
be based on the Prime Rate, or

be based on the LIBO Rate with an Interest Period of one month; or

be based on a Program Rate of
          If any portion of the advance requested is being used to purchase or carry margin stock, a revised Federal Reserve Form U-l or G-3 is attached hereto.
          The total amount of the Loan to date, after disbursement of the advance requested hereby, equals $                      and does not exceed the Borrowing Base.
          No Event of Default currently exists under the Note or any agreement securing the Note and all representations and warranties made by Borrower under the Note and such other agreements executed in connection therewith are true and correct in all material respects as of the date hereof (or the date specified in the case of a representation that refers to a specific date).
Date:

BioMimetic Therapeutics, Inc.

By:

Name:
Title: